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                                                                   Exhibit 10.40

                         DATED AS OF 21/st/ September 2003


                                 TOM.COM LIMITED


                                      -and-


                       ADVANCED INTERNET SERVICES LIMITED


                                ________________

                                 LOAN AGREEMENT
                                ________________

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THIS AGREEMENT is made as of the 21/st/ day of September 2003


BETWEEN:

(1) TOM.COM LIMITED, a limited liability company incorporated in the Cayman Islands, whose principal place of business is at 48th Floor, The Center, 99 Queen's Road Central, Hong Kong ("Lender"); and

(2) ADVANCED INTERNET SERVICES LIMITED, a corporation incorporated in Hong Kong, whose legal address is at 48/th/ Floor, The Center, 99 Queen's Road Central, Hong Kong ("Borrower").

WHEREAS the Lender has agreed to make available to the Borrower a loan facility upon the terms and subject to the conditions as hereinafter set out.

IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 In this Agreement, the following expressions shall have the following meanings, unless the context requires otherwise:

     "Advance"   the principal amount advanced to the Borrower on the
                 occasion of each drawing under the Facility;

     "Agreement" this agreement;

     "Facility"  the loan facility granted by the Lender to the Borrower upon the terms and subject to the conditions of this Agreement;

     "HK$"       Hong Kong dollars, the lawful currency of Hong Kong;

     "Hong Kong" the Hong Kong Special Administrative Region of the
                 People's Republic of China;

     "Loan" the aggregate principal amount drawn and for the time being outstanding under the Facility;

     "Parties"   the parties to this Agreement and "Party" means any of them;


1.2 References in this Agreement to the Recital and Clauses are to the recital and clauses in this Agreement unless the context requires otherwise.

2.   FACILITY

2.1 Subject to the provisions of this Agreement, the aggregate principal amount of the Facility available to the Borrower shall be such amount as the Lender and the Borrower may from time to time agree.

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2.2  The proceeds of the Facility shall be used by the Borrower for financing the general operation of the Borrower.

2.3 The Borrower shall pay interest at the rate 1.65% per annum over HIBOR on the Loan to the Lender upon repayment of the Loan in accordance with Clause 4 hereof and such interest shall be calculated from the 1/st/ January 2004 up to the actual date of repayment of the Loan.

3.   ADVANCE

3.1 The Lender shall make all or part of the principal amount of the Facility available to the Borrower on such date(s) as the Lender and the Borrower may from time to time agree by depositing an amount equal to each Advance in clear fund into such bank account as the Borrower has by written notice notified the Lender for such purpose.

3.2 For the avoidance of doubt, up to 30/th/ June 2003, the Lender had made available to the Borrower a total amount of HK$75,930,226 being part of the Facility granted by the Lender to the Borrower pursuant to the terms and conditions of this Agreement.

4.   REPAYMENT

4.1 The Parties hereby agree that the Loan shall become due and payable after 31/st/ December 2004 and the Lender may demand repayment of the Loan by serving a one (1) month's notice ("Notice") on the borrower notifying the borrower that the Loan together with the interest thereon are due and payable and the borrower shall repay the Loan together with the accrued interest thereon in full to the lender after 31/st/ December 2004 and on the 30/th/ day after the date of the Notice.

4.2 Notwithstanding anything contained herein, the Borrower may, at any time upon giving not less than 30-day prior written notice to the Lender, make early repayment of the Loan together with the accrued interest thereon in whole or in part to the Lender without penalty.

5.   REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that this Agreement constitutes valid and legally binding obligations of the Borrower enforceable in accordance with its terms. This representation and warranty shall be deemed to be repeated by the Borrower on each day until the outstanding amount of the Loan is fully repaid as if made with reference to the facts and circumstances existing as at each such date.

6.   MISCELLANEOUS

6.1 This Agreement constitutes the whole agreement between the Parties in respect of the Loan and shall supersede the terms of any other agreement in respect of the Loan, whether oral or otherwise, made prior to the entering into of this Agreement. It is expressly declared that no purported variations to the Loan shall be effective unless made in writing and signed by all the Parties.

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6.2  Each of the Parties shall at the request of the any other Party (and at the reasonable cost of the Party making such request) do and/or execute or procure to be done and/or executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

6.3 No waiver by any Party of any breach by any other Party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement and any forbearance or delay by the relevant Party in exercising any of its rights under this Agreement shall not be constituted as a waiver thereof.

6.4 Time shall be of the essence as regards any time, date or period mentioned in this Agreement and any time, date or period substituted for the same by agreement of the Parties or otherwise.

6.5 The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of any other part of this Agreement.

6.6 The provisions of this Agreement shall be binding on and shall enure for the benefit of the successors, assigns and personal representatives (as the case may be) of each Party. The rights and obligations of any Party under this Agreement shall not be assigned without the prior written consent of the other Parties.

6.7 This Agreement may be executed in any number of counterparts by the Parties on separate counterparts, each of which when executed shall constitute an original and all of which taken together shall constitute one and the same document.

7.   GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by                       )
TOM.COM LIMITED                 )
in the presence of:             )
                                )









SIGNED by                       )
for and on behalf of            )
ADVANCED INTERNET SERVICES      )
LIMITED                         )
in the presence of:             )
                                )

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